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   MARRIOTT INTERNATIONAL, INC. 10400 FERNWOOD RD. BETHESDA, MARYLAND 20817

                              IMPORTANT REMINDER
                              ------------------

                                                                  March 5, 1998
Dear Stockholder:

  The Special Meeting of Stockholders of Marriott International, Inc. (the "Company") is scheduled for March 17, 1998. This letter is to remind you that your vote is important no matter how many shares you own.

  As detailed in the proxy materials previously mailed to you, we are seeking your vote to approve proposals relating to, among other things, the spinoff to shareholders, on a tax-free basis, of a new company comprised of our lodging, senior living and distribution services businesses and the merger of our food service and facilities management business with the North American operations of Sodexho Alliance.

  YOUR BOARD OF DIRECTORS BELIEVES THAT THE SPINOFF AND RELATED TRANSACTIONS ARE IN THE BEST INTERESTS OF THE COMPANY'S STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE EACH OF THE PROPOSALS SET FORTH IN THE PROXY STATEMENT.

  TO DATE, YOUR PROXY HAS NOT BEEN RECEIVED. THE COMPANY ENCOURAGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED DUPLICATE PROXY TODAY.

  If you need another copy of the proxy statement or have any questions, please contact the Company's proxy solicitor MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500 (call collect).

  We appreciate your prompt attention to voting your shares and thank you for your continued interest in the Company.

Sincerely yours,


/s/ J. W. Marriott, Jr.                       /s/ William J. Shaw
-------------------------                     -----------------------------
J. W. Marriott, Jr.                           William J. Shaw
Chairman of the Board and                     President and
 Chief Executive Officer                       Chief Operating Officer